UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

iPass Inc. (the “Company”) held its Annual Meeting of Stockholders on June 8, 2010 (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2010.

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Each of the three directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2011 Annual Meeting of Stockholders or until their respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Gary A. Griffiths	33,930,414	2,296,299
Evan L. Kaplan	33,969,366	2,257,347
Samuel L. Schwerin	33,995,417	2,231,296

There were 15,501,116 broker non-votes for this proposal.

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The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows: shares voted for: 49,616,742; shares voted against: 2,075,965; shares abstaining: 35,122; and broker non-votes: 0.

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The Company’s stockholders also approved amendments to the Company’s Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10 reverse stock split, if and when determined by the Board of Directors. The tabulation of votes on this matter was as follows: shares voted for: 35,746,529; shares voted against: 15,941,334; shares abstaining: 39,966; and broker non-votes: 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven Gatoff
	Name:	Steven Gatoff
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  June 10, 2010